Exhibit 10.2

AMENDMENT AGREEMENT NO. 2

                      AMENDMENT AGREEMENT NO. 2, dated as of April 22, 2008 (this “Agreement”), among LEAF III A SPE, LLC, a Delaware limited liability company (“Borrower”), LEAF FINANCIAL CORPORATION, a Delaware corporation (“LEAF Financial”), as servicer (in such capacity, together with its successors and assigns, the “Servicer”), LEAF FUNDING, INC., a Delaware corporation (“LEAF Funding”), LEAF EQUIPMENT LEASING INCOME FUND III, L.P., a Delaware limited partnership (“LEAF III”), the Required Lenders and MERRILL LYNCH BANK USA, a Utah industrial bank (“MLBUSA”), as administrative agent (together with its permitted successors in such capacity, the “Administrative Agent”).

WITNESSETH:

                      WHEREAS, capitalized terms used herein shall have the meanings ascribed thereto in the Definitions and Rules of Construction attached as Appendix A to the Purchase and Sale Agreement, dated as of July 2, 2007, between LEAF Funding and LEAF III, as amended, supplemented or otherwise modified as of the date hereof;

                      WHEREAS, the parties hereto intend to amend the Definitions and Rules of Construction attached to the Purchase and Sale Agreement as Appendix A (the “Definitions”) on the terms and subject to the satisfaction of the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1.                                Amendment.

(a)           As of the Effective Date, certain of the Definitions are hereby amended as follows:

(i)           The definition of “Advance Rate” is hereby amended in its entirety to read as follows:

“Advance Rate” means, as of any date of determination, (a) if the aggregate amount of the Contract Values of all Purchased Contracts as of such date is less than $50,000,000, a percentage equal to the lowest of the following: (i) 90%; (ii) a percentage equal to (x) 100%, less (y) an amount (expressed as a percentage) equal to (A) $2,000,000, divided by (B) the aggregate amount of the Net Contract Values of all Purchased Contracts as of such date; and (iii) a percentage equal to (x) 100%, less (y) an amount (expressed as a percentage) equal to (A) the aggregate amount of the Contract Values of all Purchased Contracts as of such date of the three (3) largest Obligors, divided by (B) the aggregate amount of the Net Contract Values of all Purchased Contracts as of such date; and (b) if the aggregate amount of the Contract Values of all Purchased Contracts as of such date is greater than or equal to $50,000,000, 90%.

(ii)           The definition of “Contract Value” is hereby amended in its entirety to read as follows:

“Contract Value” means (i) with respect to any Contract that is 61 days or less delinquent, as of any date of determination, the present value of the remaining scheduled payments of such Contract, excluding any residual payment, discounted at the Discount Rate and (ii) with respect to any Contract that is more than 61 days delinquent, as of any date of determination, an amount equal to zero; provided, however, that any Contract that is more than 61 days delinquent and which subsequently is no longer delinquent without first having (x) the related obligor be subject to an Insolvency Event, (y) been charged off by the Servicer in accordance with the Policy and Procedures, or (z) become 121 or more days delinquent, and is still a Contract comprising part of the Collateral, shall have a Contract Value as provided in clause (i) hereof.

(iii)           The definition of “Funded Rate” is hereby amended in its entirety to read as follows:

“Funded Rate” means as of any date of determination, a rate equal to the sum of the (a) Hedged Swap Rate as of such date and (b) the Alternate Fee Rate.

(iv)           Clause (m) of the definition of “Servicer Default” is hereby amended in its entirety to read as follows:

(m)  Either (x) as of the last day of each fiscal quarter beginning with the fiscal quarter ending September 30, 2007, LEAF III shall have failed to maintain minimum “partners capital” (as reflected in its financial statements, but excluding any mark-to-market gain or loss on any swap or other hedge transaction, “Partners Capital”) of no less than 75.00% of Partners Capital reported on the corresponding financial statements as of the immediately preceding calendar quarter, or (y) as of September 30, 2008 or any later calendar quarter, LEAF III shall have failed to maintain minimum Partners Capital of no less than 75.00% of Partners Capital as reported in its June 30, 2008 financial statements; or

(v)           Clause (n) of the definition of “Servicer Default” is hereby amended in its entirety to read as follows:

(n)  LEAF III, together with Borrower, shall have as of the last day of each fiscal quarter thereof a ratio of Debt (as reflected in its financial statements, excluding any applicable cash then on deposit in the Master DDA)  as of such date to Partners Capital as of such date (in each case determined on a consolidated basis in accordance with GAAP) in excess of 8.5 to 1.0. For further clarification, when calculating this ratio, the Borrower and LEAF III shall also include other entities sponsored by LEAF III and the Borrower which are not required to be consolidated under GAAP.

(vi)           The definition of “Static Pool Loss Ratio” is hereby amended in its entirety to read as follows:

“Static Pool Loss Ratio" means, with respect to a Quarterly Origination Period, as of any date of determination, an amount, expressed as a percentage, equal to (i) the Cumulative Losses with respect to Contracts originated during such Quarterly Origination Period divided by (ii) the original Contract Value of Contracts originated during such Quarterly Origination Period, in each case, regardless of whether such Contract still comprises part of the Collateral.

SECTION 2.                                Conditions Precedent to the Effectiveness of this Agreement.  This Agreement shall become effective as of the date hereof (the “Effective Date”) provided that each of the following conditions precedent shall have been satisfied, or waived by the Required Lenders, on or before such date:

(a)           The Required Lenders shall have received this Agreement, executed and delivered by a duly Authorized Officer of each party hereto.

(b)           As of the date hereof, the representations and warranties made herein by LEAF Funding, LEAF Financial, LEAF III and Borrower shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date).

(c)           No Potential Termination Event or Termination Event shall have occurred and be continuing or shall occur as a result of this Agreement.

SECTION 3.                                Representations and Warranties.  To induce the Required Lenders to enter into this Agreement, each of LEAF Funding, LEAF Financial, LEAF III and Borrower hereby represent and warrant to the Required Lenders as follows:

(a)           Its execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action on the part of it.

(b)           No Potential Termination Event or Termination Event has occurred and is continuing or shall occur as a result of this Agreement.

SECTION 4.                                Reference to and Effect on the Transaction Documents.  As of the Effective Date, any reference in any Transaction Document to the Definitions and Rules of Construction attached to the Purchase and Sale Agreement as Appendix A shall be to such Definitions and Rules of Construction as amended hereby.

SECTION 5.                                Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 6.                                Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.                                GOVERNING LAW AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LEAF III A SPE, LLC, as Borrower

By: _______________________

Name: ____________________

Title: ____________________

LEAF FINANCIAL CORPORATION, as Servicer

By: _______________________

Name:____________________

Title: ____________________

LEAF FUNDING, INC.

By: _______________________

Name: _________________

Title: _________________

LEAF EQUIPMENT LEASING INCOME FUND III, L.P.

By: LEAF Asset Management, LLC, its General Partner

Name: _________________

Title: _________________

ZANE FUNDING, LLC, as a CP Rate Lender and as Required Lender

By: _______________________

Name:____________________

Title: ____________________

MERRILL LYNCH BANK USA, as the Administrative Agent

By: _______________________

Name:____________________

Title: ____________________